UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): January 9, 2006

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(417) 879-3326

Not Applicable

Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On January 9, 2006, Nest USA, Inc. exercised common stock purchase warrants for 625,000 shares of the common stock of Decorize, Inc., a Delaware corporation (“Decorize”), at a price of $0.20 per share, for a total purchase price of $125,000. Nest USA, Inc. had received the warrants upon the closing of a private placement of Decorize common stock on May 31, 2005, pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”) entered into between Decorize, and Nest USA, Inc. The warrants exercised by Nest USA, Inc. would have expired on May 31, 2007, and it still holds warrants issued in the May 2005 closing that are exercisable for 371,000 shares of common stock at a price of $0.20 per share, which also expire on May 31, 2007. The description of the Purchase Agreement and related matters that is set forth in Decorize’s Current Report on Form 8-K filed on June 6, 2005, is incorporated herein by reference.

Item 9. Financial Statements and Exhibits.

(c) Exhibits.

4.1* Securities Purchase Agreement dated as of May 31, 2005, between Decorize, Inc. and Nest USA, Inc.

4.2* Warrant Certificate dated as of May 31, 2005, for the purchase of 996,000 shares of Common Stock, issued by Decorize, Inc. in the name of Nest USA, Inc.

* Incorporated by reference from the Company’s Form 8-K filed on June 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

COMPANY NAME CORPORATION

Date: January 12, 2006	By:	/s/ Brent Olson
Name: Brent Olson
Title: Vice President of Finance

Exhibit Index

4.1* Securities Purchase Agreement dated as of May 31, 2005, between Decorize, Inc. and Nest USA, Inc.

4.2* Warrant Certificate dated as of May 31, 2005, for the purchase of 996,000 shares of Common Stock, issued by Decorize, Inc. in the name of Nest USA, Inc.

* Incorporated by reference from the Company’s Form 8-K filed on June 6, 2005.